EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42434) pertaining to the Amended 1995 Stock Option Plan of Teekay Corporation (“Teekay”), in the Registration Statement (Form S-8 No. 333-119564) pertaining to the 2003 Equity Incentive Plan and the Amended 1995 Stock Option Plan of Teekay, in the Registration Statement (Form F-3 No. 33-97746) and related Prospectus of Teekay for the registration of 2,000,000 shares of Teekay common stock under its Dividend Reinvestment Plan and in the Registration Statement (Form S-8 No. 333-147683) pertaining to the 2003 Equity Incentive Plan of Teekay on our reports dated April 29, 2010, with respect to the consolidated financial statements of Teekay and the effectiveness of internal control over financial reporting of Teekay, included in the Annual Report (Form 20-F) for the year ended December 31, 2009.

Vancouver, Canada, April 29, 2010	/s/ Ernst & Young LLP Chartered Accountants